UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STATE NATIONAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

State of Texas	75-2641879
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

4500 Mercantile Plaza Drive
Suite 300
Fort Worth, Texas	76137
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:   ☒

Securities Act registration statement file number to which this Form relates: 333-126793

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $1.00 per share

(Title of Class)

ITEM 1.     Description of Registrant’s Securities To Be Registered.

State National Bancshares, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $1.00 per share, to be registered hereunder set forth under the heading “Description of State National Bancshares Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-126793), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), on July 21, 2005, as thereafter amended and supplemented, including in any prospectus to be filed pursuant to Rule 424(b) under the Act.

ITEM 2.     Exhibits.

Exhibit No.	Description

*3.1	Amended and Restated Articles of Incorporation of State National Bancshares, Inc.
*3.2	Amended and Restated Bylaws of State National Bancshares, Inc.
*4.1	Specimen stock certificate representing State National Bancshares, Inc. Common Stock

* Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on July 21, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   September 29, 2005

STATE NATIONAL BANCSHARES, INC.

By:	/s/ Tom C. Nichols
Tom C. Nichols
Chairman of the Board, President and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

*3.1	Amended and Restated Articles of Incorporation of State National Bancshares, Inc.
*3.2	Amended and Restated Bylaws of State National Bancshares, Inc.
*4.1	Specimen stock certificate representing State National Bancshares, Inc. Common Stock

* Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on July 21, 2005.